EXHIBIT 99

                                                        JOINT FILER INFORMATION

         Name:                     Warwick J. Greenwood

         Address:                  C/o Auckland Technology Enabling Corporation,
                                   Limited
                                   P.O. box 10-359, 8th Floor, Lumley House
                                   93 The Terrace
                                   Wellington, New Zealand

         Designated Filer:         ATEC Trust

         Issuer & Ticker Symbol:   Neurologix, Inc. NLGX

         Date of Event
         Requiring Statement:      02/10/2004

         Signature:                /s/ Warrick J. Greenwood
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